Exhibit 4.3

                             WARRANT AGREEMENT

          WARRANT AGREEMENT, dated as of April 23, 1987, among GCA Corporation, a Delaware corporation (the "Company"), The Hallwood Group Incorporated, a Delaware corporation ("Hallwood"), and each of the banks and insurance companies listed on Schedule I hereto (other than TIAA) and Teachers Insurance and Annuity Association of America ("TIAA")
(collectively, the "Lender Group").

                            W I T N E S S E T H:
                            - - - - - - - - - -

          WHEREAS, Hallwood and the Lender Group (other than TIAA) are parties to that certain Restructuring Agreement, dated as of December 5, 1986 (the "Restructuring Agreement"), as amended; and

          WHEREAS, Hallwood and TIAA are parties to that certain letter agreement dated December 5, 1986 (the "TIAA Agreement"); and

          WHEREAS, it is a condition, among others, to the obligations of the Lender Group (other than TIAA) under the Restructuring Agreement that, prior to the Closing under the Restructuring Agreement, the Company execute and deliver this Agreement relating to the issuance and sale of warrants (the "Warrants") to purchase shares of common stock, par value $.01 per share (the "Common Stock"), of the Company; and

          WHEREAS, it is a condition, among others, to the obligations of TIAA under the TIAA Agreement that prior to the Closing under the TIAA Agreement, the Company execute and deliver this Agreement relating to the issuance and sale of the Warrants;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the Company, Hallwood and the Lender Group agree as follows:

          Section 1. Defined Terms. Capitalized terms used in this Agreement, unless separately defined herein, shall have the meanings ascribed to such terms in the Restructuring Agreement.

          Section 2. Form of Warrant. The Warrants shall be substantially in the form attached as Exhibit A hereto.

          Section 3. Number of Warrant Shares. The aggregate number of Common Shares issuable upon the exercise of Warrants ("Warrant Shares") shall be 2,190,806 (after giving effect to the 1-for-50 reverse stock split of the Common Stock contemplated to occur on April 24, 1987), allocated among the Lender Group as set forth on Schedule I hereto. The Warrants will be exercisable at any time or from time to time until April 23, 2002 at an exercise price per share equal to 150% of the book value per share of the Common Stock, determined in accordance with generally accepted accounting principles, on the last day of the fiscal month of the Company in which the Closing takes place. Promptly (and in any event within 15 days) following the last fiscal day of such month, the Company shall give notice to each holder of the Warrants of the exercise price thereof, and if requested, a new Warrant certificate confirming such price. The number of Warrant Shares and the exercise price thereof shall be subject to adjustment as provided in the Warrants.

          Section 4. Issuance and Delivery of Warrants. (a) At the Closing, the Company shall execute, issue and deliver to each of the Banks and the Insurance Companies and to TIAA a Warrant for the exercise of that number of shares of Common Stock set forth opposite its name on Schedule I hereto.

               (b) Hallwood hereby agrees that each of the Insurance Companies (which term does not include TIAA) shall have the right, exercisable upon not less than 30 days' prior written notice to Hallwood, given at any time or times within one year following the date of the Closing, to require Hallwood to purchase from such Insurance Company for cash, on such date as shall be specified in such notice, such number of Warrants as shall be listed opposite the name of such member of the Lender Group on Schedule I hereto. The amount that Hallwood shall pay to any such Insurance Company for each Warrant shall be (i) $750,000 multiplied by (ii) a fraction, (A) the numerator of which shall be the outstanding principal amount of Insurance Company Debt owed to such Insurance Company by the Company at August 31, 1986 and (B) the denominator of which shall be the aggregate outstanding principal amount of Insurance Company Debt at such date, (iii) divided by the maximum number of Warrants that Hallwood is obligated to repurchase pursuant to this Section 4(b). In connection with each of its sales and purchases of any Warrants from an Insurance Company pursuant hereto, Hallwood shall deliver upon the purchase of any Warrant to such Insurance Company all such additional written assurances and other documents as may be reasonably requested by such Insurance Company with respect to such matters as the exemption of such purchase transaction from the registration, prospectus delivery and qualification requirements of Federal and applicable state securities laws, including, without limitation, an opinion of Hallwood's counsel reasonably satisfactory to the seller of the Warrants to such effect together with a written representation and warranty by Hallwood that it is acquiring all such Warrants which it receives pursuant to this section 4(b) for investment purposes only and not with a view to the resale or distribution thereof. Hallwood hereby acknowledges the absolute and unconditional nature of its obligation to purchase Warrants pursuant to this paragraph notwithstanding the existence of any and all defenses, set-offs, counterclaims or any other basis for non-fulfillment of such obligation, it being the intent of the parties hereto that Hallwood be and remain bound to the Insurance Companies to purchase the Warrants as provided in this Section, notwithstanding any agreement between it and any other party.

          Section 5. Reservation of Warrant Shares, Etc. The Company covenants and agrees that, at all times following the issuance of the Warrants to the Lender Group, it shall cause to be reserved out of its holdings of authorized and unissued Common Stock such number of shares of Common Stock as shall be issuable upon the exercise of the Warrants then outstanding in accordance with the terms of such Warrants and this Warrant Agreement.

          Section 6. Replacement Warrants. In case any Warrant shall be at any time mutilated, lost or destroyed, then, upon the production of such mutilated Warrant (or the receipt of an affidavit of an officer of the Holder as to the circumstances surrounding the loss or destruction of such Warrant) and, in the case of the loss of a Warrant, the receipt of an unsecured written agreement to indemnify the Company in the event of a loss suffered by it as a result of the loss of a Warrant, the Company shall execute and deliver a new Warrant of like tenor for that number of shares of Common Stock for which such lost or mutilated Warrant could have been exercised. Any stamp tax or other governmental charge payable upon the issuance of any replacement Warrant shall be borne by the holder thereof. Any replacement Warrants executed and delivered pursuant to this Section 6 shall be entitled to equal and proportionate benefits of this Warrant Agreement with all other Warrants issued hereunder, whether or not the allegedly lost or destroyed Warrant shall be enforceable by any person, firm, corporation or other entity.

          Section 7. Certain Expenses. The Company shall pay when due any and all federal, state and local issue or transfer taxes which may be payable in respect to the initial issuance by the Company of the Warrants, and all federal, state or local issue or transfers taxes that may be payable with respect to the initial issuance of the Warrant Shares. The Company shall not be required to pay any tax that may be payable in respect of any transfer of Warrants or Warrant Shares or in respect of the issuance of Warrant Shares to any person other than the registered holder of such Warrant at the time of such exercise.

          Section 8. Representation and Agreement of the Lender Group; Transfers. (a) Each of the Banks and the Insurance Companies and TIAA hereby represents and warrants to the Company and Hallwood that it is acquiring its Warrants for investment purposes only and not with a view to the resale or distribution thereof.

               (b) Each member of the Lender Group and each holder of a Warrant, by the acceptance thereof, agrees that prior to the exercise of any Warrant, unless the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Act"), or any similar Federal statute for sale or other disposition by such holder and a prospectus with respect thereto is current, or unless such holder shall have delivered to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that no such registration is required, it will deliver to the Company a written representation that it is acquiring the Warrant Shares for its own account for investment purposes only and not with a view to the resale or distribution thereof, subject to any requirement of law that its disposition of such property be at all times within its control.

               (c) Each member of the Lender Group and each holder of a Warrant, by acceptance thereof, covenants and agrees that it will not sell, transfer or dispose (hereinafter, a "Disposition") of any Warrant (or any interest in any Warrant) or any Common Stock issuable or issued upon the exercise of any Warrant (or any interest in any such Common Stock), except in compliance with the provisions of the Act and the rules and regulations promulgated thereunder, or any similar Federal statute and rules and regulations promulgated thereunder. With respect to any Disposition of a Warrant or any Common Stock issued pursuant to the exercise of a Warrant or any interest therein, unless a registration statement under the Act is effective and the prospectus included therein is current, the holder of such Warrant or Common Stock shall, as a condition of such Disposition, provide the Company with (i) an appropriate opinion of counsel that the proposed Disposition may be made without registration in form and substance satisfactory to the Company, or (ii) a letter from the staff of the Securities and Exchange Commission (the "Commission") or any similar Federal regulatory body, to the effect that the staff will not recommend that the Commission take any action if the proposed Disposition is made without registration under the Act, or (iii) evidence satisfactory to the Company (which, in appropriate circumstances, may include an opinion of counsel) that such Disposition is in compliance with the provisions of Rule 144 (or any similar rule then in effect) promulgated under the Act.

               (d) Each Warrant and each certificate for shares of Common Stock that is the subject of such Warrant shall, bear an appropriate legend to reflect that the issuance thereof has not been registered under the Act and each member of the Lender Group and each holder of Warrant, by acceptance thereof, acknowledges the same.

               (e) The Company shall be required to issue promptly a new Warrant or Common Stock issued upon exercise of a Warrant (such Common Stock or Warrant not to bear a restrictive legend if the Company reasonably determines that such legend is not required in order to comply with applicable federal and state securities laws) if (i) a Disposition of a Warrant or the Common Stock issued upon exercise of a Warrant is made pursuant to a registration statement (including a current prospectus) that is effective under the Act (such Warrant or Common Stock, as the case may be, to be without a restrictive legend), (ii) the staff of the Commission shall have issued a letter to the effect that it will not recommend that the Commission take any action if the proposed Disposition is made without registration under the Act, or (iii) counsel to the holder thereof shall have rendered its opinion, which opinion shall be reasonably acceptable to the Company, that the Disposition of such securities may be made without registration under the Act, or (iv) the Company shall have been furnished with evidence satisfactory to the Company (which, in appropriate circumstances, may include an opinion of counsel) that the Disposition of such securities is in compliance with Rule 144 (or any similar rule then in effect) promulgated under the Act.

          Section 9. Representations and Warranties of the Company. The Company represents and warrants to the Lender Group as follows:

               (a) Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own its properties and carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification, except where its failure to be so qualified would not have a material adverse effect on the business, properties, assets or financial condition of the Company and its subsidiary, taken as a whole.

               (b) Due Authorization; No Conflicts; Governmental Consents. This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes, and, upon execution, issuance and delivery thereof each of the Warrants will constitute, a valid and binding agreement of the Company, enforceable in accordance with its terms. Neither the performance of this Agreement and the consummation of the transactions contemplated hereby, nor the issuance of any of the Warrant Shares upon exercise of the Warrants, will result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or under the Articles of Incorporation or By-Laws of the Company or under any statute, rule, regulation or order of any governmental body or court applicable to the Company, and no consent, approval, authorization or order of any court or governmental body is required for the consummation by the Company of the transactions on its part herein contemplated.

               (c) Capitalization. The authorized capital stock of the Company consists of (a) 750,000,000 shares of common stock, par value $.01 per share (hereinafter referred to as the "Common Stock"), 9,464,295 shares of which are validly issued and outstanding as of the date hereof (after giving effect to the 1-for-50 reverse stock split contemplated to occur on April 24, 1987), and (b) 1,000,000 shares of preferred stock, par value $1.00 per share, no shares of which are issued or outstanding. All of the issued and outstanding shares of Common Stock are fully paid, non-assessable and free of preemptive rights and no personal liability attaches to the ownership thereof. Except (i) as disclosed in the Company's prospectus dated February 11, 1987, and (ii) for the transactions contemplated by the Restructuring Agreement and the TIAA Agreement, there is no existing option, warrant, call, commitment or other agreement to which the Company is a party requiring, and there are no convertible securities of the Company outstanding which upon conversion would require, the issuance of any additional shares of Common Stock of the Company or other securities convertible into shares of Common Stock or any other equity security of the Company. The Warrants and the Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance and payment for the Warrant Shares as provided in the Warrants, the Warrant Shares will be duly and validly issued, fully-paid, nonassessable and free of preemptive rights and no personal liability will attach to the ownership thereof.

          Section 10. Registration Rights. On the terms and subject to the conditions of the Registration Agreement attached as Exhibit B hereto, the Company agrees to provide the registration rights provided therein with respect to the Warrant Shares. At the Closing, the Company and the Lender Group shall execute and deliver the Registration Agreement.

          Section 11. Governing Law. This agreement shall be governed by the laws of the State of New York.

          Section 12. Notices. All notices provided for herein shall be given or made by certified mail or hand delivery, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when deposited in the mails or personally delivered.

          Section 13. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and each of said counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon the Closing.

          Section 14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, Hallwood and the Lender Group and their respective successors and assigns.

          Section 15. Amendment; Waiver. This Agreement may be amended or modified, and any provision of this Agreement may be waived, by a writing executed by all of the parties hereto.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                GCA CORPORATION

                                By
                                  ----------------------------------------
                                7 Shattuck Road
                                Andover, Massachusetts 01810
                                Attention:  General Counsel


                                THE HALLWOOD GROUP INCORPORATED

                                By
                                  ----------------------------------------
                                767 Third Avenue
                                New York, New York  10017


                                BANK OF NEW ENGLAND, N.A.

                                By
                                  ----------------------------------------
                                28 State Street
                                Boston, Massachusetts  02109
                                Attn: Cynthia Sackett
                                Assistant Vice President


                                BARCLAYS BANK PLC (formerly known as
                                "Barclays Bank International Limited")

                                By
                                  ----------------------------------------
                                75 Wall Street
                                New York, New York  10265
                                Attn:  Advance Department


                                MANUFACTURERS HANOVER TRUST COMPANY

                                By
                                  ----------------------------------------
                                270 Park Avenue, 29th Floor
                                New York, New York  10017
                                Attn:  Gregory Harbaugh
                                Vice President


                                MANUFACTURERS HANOVER LEASING CORPORATION

                                By
                                  ----------------------------------------
                                270 Park Avenue
                                New York, New York  10017
                                Attn:  Margaret A. Gillis
                                Vice President


                                MELLON FINANCIAL SERVICES CORPORATION
                                LEASING GROUP (formerly known as
                                "Mellon National Leasing Corporation")

                                By
                                  ----------------------------------------
                                3030 One Mellon Bank Center
                                Pittsburgh, Pennsylvania 15258
                                Attn:  Ann Richardson


                                TEACHERS INSURANCE AND ANNUITY
                                ASSOCIATION OF AMERICA

                                By
                                  ----------------------------------------
                                730 Third Avenue
                                New York, New York 10017
                                Attn: Securities Division


                                GENERAL AMERICAN LIFE INSURANCE COMPANY

                                By
                                  ----------------------------------------
                                P.O. Box 396
                                St. Louis, Missouri 63166


                                HOME LIFE INSURANCE COMPANY

                                By
                                  ----------------------------------------
                                253 Broadway
                                New York, New York 10007
                                Attn: Securities Department


                                THE PENN MUTUAL LIFE INSURANCE COMPANY

                                By
                                  ----------------------------------------
                                530 Walnut Street
                                Philadelphia, Pennsylvania 19172
                                Attn: Securities Department


                                THE UNION CENTRAL LIFE INSURANCE COMPANY

                                By
                                  ----------------------------------------
                                P.O. Box 179
                                Cincinnati, Ohio  45201


                                THE UNION LABOR LIFE INSURANCE COMPANY

                                By
                                  ----------------------------------------
                                111 Massachusetts Ave., N.W.
                                Washington, D.C.  20001
                                Attn:  Barbara Riley


                                PAN AMERICAN LIFE INSURANCE COMPANY

                                By
                                  ----------------------------------------
                                601 Poybras Street
                                Pan American Life Center
                                New Orleans, Louisiana  70130
                                Attn:  28th Floor Investments


                                BERKSHIRE LIFE INSURANCE COMPANY

                                By
                                  ----------------------------------------
                                700 South Street
                                Pittsfield, Massachusetts  01201
                                Attn: Securities Department